UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2023
Nikola Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38495 (Commission File Number)	82-4151153 (I.R.S. Employer Identification No.)
    4141 E Broadway Road
    Phoenix, AZ    85040
    (Address of principal executive offices)    (Zip Code)

(480) 666-1038
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported in its Current Report on Form 8-K filed on March 20, 2023, Nikola Corporation (“Nikola”) and Romeo Power, Inc. (“Romeo”, formerly known as RMG Acquisition Corp.) filed on March 16, 2023 a petition in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 (the “Section 205 Petition”) of the Delaware General Corporation Law (“DGCL”), seeking validation of (i) the Romeo Second Amended and Restated Certificate of Incorporation (the “Second Amended Charter”), (ii) securities that Romeo issued in reliance on the Second Amended Charter; and (iii) a certificate of merger (the “Certificate of Merger”) filed with the Delaware Secretary of State on October 14, 2022 effecting a merger that resulted in Romeo becoming a wholly-owned subsidiary of Nikola and an amendment and restatement of the Second Amended Charter.

On March 29, 2023, the hearing took place and the Court of Chancery approved the request for relief. The Court of Chancery then entered an order granting the Section 205 Petition, validating and declaring effective retroactively (i) the Romeo Second Amended Charter and the Certificate of Merger, each as of their effective dates and (ii) the securities that Romeo issued in reliance on the Second Amended Charter as validated and declared effective, each as of the original issuance dates of such securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKOLA CORPORATION

Dated: April 3, 2023	By:	/s/ Britton M. Worthen
Britton M. Worthen
Chief Legal Officer